Exhibit (o) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                   POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FIXED INCOME SECURITIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----




/S/JOHN F. DONAHUE                  Chairman and Director      January 3, 2000
---------------------------------
John F. Donahue                       (Chief Executive Officer)




/S/RICHARD B. FISHER                President                  January 3, 2000
---------------------------------
Richard B. Fisher

/S/RICHARD J. THOMAS                Treasurer                  January 3, 2000
---------------------------------
Richard J. Thomas                      (Principal Financial and
                                       Accounting Officer)




/S/THOMAS G. BIGLEY                 Director                   January 3, 2000
---------------------------------
Thomas G. Bigley

/S/JOHN T. CONROY, JR.              Director                   January 3, 2000
---------------------------------
John T. Conroy, Jr.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/NICHOLAS P. CONSTANTAKIS         Director                   January 3, 2000
---------------------------------
Nicholas P. Constantakis

/S/LAWRENCE D. ELLIS, M.D.          Director                   January 3, 2000
---------------------------------
Lawrence D. Ellis, M.D.




/S/PETER E. MADDEN                  Director                   January 3, 2000
---------------------------------
Peter E. Madden

/S/JOHN E. MURRAY, JR.              Director                   January 3, 2000
---------------------------------
John E. Murray, Jr.





/S/MARJORIE P. SMUTS                Director                   January 3, 2000
---------------------------------
Marjorie P. Smuts

Sworn to and subscribed before me this 3rd day of January, 2000




/S/MADALINE P. KELLY

Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000

Member, Pennsylvania Association of Notaries